UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2011

BioFuel Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-33530	20-5952523
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 Broadway, Suite 2200
Denver, CO 80202
(Address of principal executive offices, including zip code)

(303) 640-6500
(Registrant’s telephone number including area code)

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry into a Material Definitive Agreement.

On February 4, 2011, BioFuel Energy Corp. (the “Company”) entered into the Deposit Agreement (the “Deposit Agreement”) with Mellon Investor Services LLC, as depositary, and the holders from time to time of the depositary shares described therein.  The terms of the Deposit Agreement are described in the Company’s Registration Statement on Form S-1 (file no. 333-169982) (the “Registration Statement”) under the caption “Description of Capital Stock—Description of the Depositary Shares” and such description is incorporated by reference herein.

On February 4, 2011, the Company and BioFuel Energy, LLC (the “LLC”) entered into the Third Amended and Restated Limited Liability Company Agreement of the LLC (the “Third Amended and Restated Limited Liability Company Agreement”).  The terms of the Third Amended and Restated Limited Liability Company Agreement is described in the Registration Statement under the caption “Description of Capital Stock—LLC Preferred Membership Interests; Amended and Restated Limited Liability Company Agreement” and such description is incorporated by reference herein.

Item 8.01.            Other Events.

On February 4, 2011, the Company issued a press release announcing the closing of its previously announced rights offering.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.            Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Deposit Agreement, dated February 4, 2011, among Mellon Investor Services LLC, as depositary, and the holders from time to time of the depositary shares described therein

10.1	Third Amended and Restated Limited Liability Company Agreement of BioFuel Energy, LLC dated February 4, 2011

99.1	Press release dated February 4, 2011

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOFUEL ENERGY CORP.

Date: February 4, 2011

	By:	/s/ Scott H. Pearce
Name: Scott H. Pearce
Title: President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

4.1	Deposit Agreement, dated February 4, 2011, among Mellon Investor Services LLC, as depositary, and the holders from time to time of the depositary shares described therein

10.1	Third Amended and Restated Limited Liability Company Agreement of BioFuel Energy, LLC dated February 4, 2011

99.1	Press release dated February 4, 2011